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Exhibit 99.2

        LIBERTY BROADBAND CORPORATION

FORM OF NOTICE OF GUARANTEED DELIVERY
RELATING TO SHARES SUBSCRIBED FOR PURSUANT
TO THE BASIC SUBSCRIPTION AND OVER-SUBSCRIPTION PRIVILEGE

        As set forth in Liberty Broadband Corporation's (the "Company's") prospectus, dated [            ], 2014, which forms a part of the Company's Registration Statement on Form S-1, as amended, under "The Rights Offering—Delivery of Subscription Materials and Payment," this form (or one substantially equivalent hereto) may be used as a means of effecting the subscription and payment for shares of Series C common stock, par value $0.01 per share, of the Company subscribed for pursuant to the basic subscription privilege and the oversubscription privilege. Such form may be delivered or sent by facsimile transmission, overnight delivery or first class mail to the Subscription Agent and must be received prior to 5:00 p.m., New York City time, on [            ], 2014, unless extended by the Company in its sole discretion (as it may be extended, the "Expiration Date").

The Subscription Agent is: COMPUTERSHARE TRUST COMPANY, N.A. Attention: Liberty Broadband Corp. Rights Offering
By First Class Mail Only (No Overnight/Express Mail): Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011	By Overnight Delivery: Attn: Corporate Actions Voluntary Offer 250 Royall Street Suite V Canton, MA 02021
By Facsimile: (617) 360-6810 Fax Confirmation by Telephone to: (781) 575-2332

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

        The Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended), which may include (i) a commercial bank or trust company, (ii) a member firm of a domestic stock exchange or (iii) a savings bank or credit union, that completes this form must communicate the guarantee and the number of shares of Series C common stock subscribed for pursuant to both the basic subscription privilege and the oversubscription privilege to the Subscription Agent and the Subscription Agent must receive this Notice of Guaranteed Delivery and full payment for all shares of Series C common stock subscribed for pursuant to the basic subscription privilege and the oversubscription privilege at or prior to the Expiration Date, guaranteeing delivery to the Subscription Agent of a properly completed and duly executed Series C Rights Certificate. The Series C Rights Certificate must be received by the Subscription Agent at or prior to 5:00 p.m., New York City time, on the third business day after the date this Notice of Guaranteed Delivery is delivered to the Subscription Agent. Failure to timely and properly deliver this Notice of Guaranteed Delivery or to make the delivery guaranteed herein will result in a forfeiture of the rights.

        This Notice of Guaranteed Delivery shall not be used to guarantee signatures. If a signature on the Series C Rights Certificate is required to be guaranteed by an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended) under the instructions to the Series C Rights Certificate, the signature guarantee must appear in the applicable space provided in the signature box on the Series C Rights Certificate.

GUARANTEE

        The undersigned, an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended) guarantees delivery to the Subscription Agent at or prior to 5:00 p.m., New York City time, on the third business day after the date this Notice of Guaranteed Delivery is delivered to the Subscription Agent of a properly completed and duly executed Series C Rights Certificate.

Broker Assigned Control #
LIBERTY BROADBAND CORPORATION
1.	Basic Subscription	Number of Series C rights exercised:	rights
		Number of Series C common stock shares subscribed for pursuant to the basic subscription privilege for which you are guaranteeing delivery of the Series C Rights Certificate and full payment:	shares
		Total payment to be made or previously made in connection with basic subscription:	$ (Shares × $[ ], the subscription price)
2.	Oversubscription Privilege	Number of Series C common stock shares subscribed for pursuant to the oversubscription privilege for which you are guaranteeing delivery of the Series C Rights Certificate and full payment:	shares
		Total payment to be made or previously made in connection with over-subscription privilege:	$ (Shares × $[ ], the estimated subscription price)
3.	Totals	Total number of Series C rights exercised:	rights

		Total number of Series C common stock shares subscribed for pursuant to the basic subscription privilege and oversubscription privilege for which you are guaranteeing delivery on the Series C Rights Certificate:	shares
		Total payment to be made or previously made:	$
4.	Method of Delivery (Check one)
☐ Through the Depository Trust Company ("DTC")
☐ Direct to Computershare Trust Company, N.A., as the Subscription Agent.

Please assign above a unique control number for each guarantee submitted. This number needs to be referenced on any direct delivery or any delivery through DTC.

Name of Firm

Authorized Signature

Name (Please print or type)

Title:

DTC Participant Number

Contact Name

Address

City State Zip Code

Phone Number

Date

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  Exhibit 99.2
GUARANTEE